Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-1; S-3 and S-8 (File Nos. 333-259177; 333-239180 and 333-239180) of our report dated September 28, 2021 relating to the June 30, 2021 consolidated financial statements of Datasea Inc. and Subsidiaries included in its Annual Report on the Form 10-K for the fiscal year ended June 30, 2021, filed with the Securities and Exchange Commission on September 28, 2021.

/s/ Benjamin & Ko

Santa Ana, California

September 28, 2021